Exhibit 10.2

Manitex International Acquires

Badger Equipment Company for $3 Million

New 30-Ton Rough Terrain Crane Leads Product Expansion Into New Niche Markets

Bridgeview, IL, July 13, 2009 — Manitex International, Inc. (Nasdaq: MNTX), a leading provider of engineered lifting solutions including boom truck cranes, rough terrain forklifts and special mission oriented vehicles, today announced that it has acquired Badger Equipment Company, a Winona, Minnesota-based manufacturer of specialized rough terrain cranes and material handling products. Terms of the acquisition included $250,000 in Manitex common stock and a $2.75 million five-year note bearing interest at six percent, for an aggregate purchase price of $3 million. Badger, which was acquired from Avis Industrial, a privately held company, had revenues of approximately $10 million, EBITDA of approximately $500,000, and positive net income in 2008.

Earlier this year, Badger Equipment announced plans to introduce a new line of specialized high quality rough terrain cranes, including a 30-ton model to its national dealer-base, with expected shipments to begin in the second half of 2009. This will be an excellent addition to Manitex’s product line, primarily serving the needs of the construction, municipality, and railroad industries, Manitex anticipates that the launch will remain on schedule, with initial shipments expected this current quarter.

David J. Langevin, Chairman and CEO of Manitex International commented, “We are excited to add another niche product line to the Manitex family. The acquisition of Badger’s specialized product lines will expand our market opportunities, through offering new product lines to our current dealers, and expanding our dealership network. We are particularly excited about the opportunity to introduce the new 30-ton rough-terrain crane, which we will begin to ship against orders in-hand in this current quarter. We anticipate moderate revenue and cash flow contributions in the second half of this year from Badger, with more substantial impact occurring in following years, primarily driven by the strength of this new product’s launch.”

Badger Equipment commenced operations in 1945 and has manufactured and sold more than 10,000 units since its inception. Its specialized earthmoving, railroad, and material handling equipment, parts, and other products, have been marketed under the Badger, Little Giant, Burro-CFT, Cullen FriestedtT, Western CullenT, and BurroT brand names. The Cullen-Friestedt’s branded equipment dates back to 1907.

About Manitex International, Inc.

Manitex International, Corp. is a leading provider of engineered lifting solutions including boom truck cranes, rough terrain forklifts and special mission oriented vehicles. Our Manitex subsidiary manufactures and markets a comprehensive line of boom trucks and sign cranes. Our boom trucks and crane products are primarily used in industrial projects, energy exploration and infrastructure development, including roads, bridges, and commercial construction. The Manitex Liftking subsidiary, which includes the Noble forklift product line, manufactures and sells a complete line of rough terrain forklifts and special mission oriented vehicles, as well as other specialized carriers, heavy material handling transporters and steel mill equipment. Manitex Liftking’s rough terrain forklifts are used in both commercial and military applications.

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Forward-Looking Statement

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact

Manitex International, Inc.	Hayden Communications
David Langevin	Peter Seltzberg or Brett Maas
Chairman and Chief Executive Officer	Investor Relations
(708) 237-2060	212-946-2849
djlangevin@manitexinternational.com	peter@haydenir.com